CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259111 on Form S-6 of our report dated September 16, 2021, relating to the financial statement of The First Trust(R) Combined Series 611, comprising Tax Exempt Municipal Income Trust, Series 320, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 16, 2021